Exhibit 8.1

BAKER DONELSON CENTER, SUITE 800 211 COMMERCE STREET NASHVILLE, TENNESSEE 37201 MAILING ADDRESS: P.O. BOX 190613 NASHVILLE, TENNESSEE 37219 PHONE: 615.726.5600 FAX: 615.726.0464

www.bakerdonelson.com

February 14, 2014

Franklin Financial Network, Inc.

722 Columbia Avenue

Franklin, Tennessee 37064

Re:	Franklin Financial Network, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Franklin Financial Network, Inc., a Tennessee corporation (“FFN”), in connection with the proposed merger (the “Merger”) of MidSouth Bank, a Tennessee corporation (“MidSouth”), with and into Franklin Synergy Bank, a Tennessee corporation and wholly owned subsidiary of FFN (“FSB”). The Merger is pursuant to an Agreement and Plan of Reorganization and Bank Merger executed as of November 21, 2013, by and among FFN, FSB, and MidSouth (the “Merger Agreement”), as described in the Registration Statement on Form S-4 in the form to be filed by FFN with the Securities and Exchange Commission (the “Registration Statement”). Unless otherwise indicated, each defined term has the meaning ascribed to it in the Merger Agreement.

In connection with this opinion, we have examined the Merger Agreement, the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In all our examinations, we have assumed, or will assume, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or drafts.

In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement; and (ii) the information set forth in the Registration Statement and the factual representations made to us by FFN, FSB, and MidSouth, or that will be made, in their respective letters delivered to us for purposes of our opinion are accurate and complete and will remain accurate and complete at all times up to and including the Effective Time of the Merger.

ALABAMA    •     FLORIDA    •     GEORGIA    •     LOUISIANA    •     MISSISSIPPI    •     TENNESSEE    •     TEXAS    •     WASHINGTON, D.C.

Franklin Financial Network, Inc.

Exhibit 8.1 to Registration Statement

February 14, 2014

Based solely upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the discussion set forth in the Registration Statement under the heading “Material United States Federal Income Tax Consequences of the Merger,” to the extent that such discussion relates to matters of United States federal income tax law, is accurate in all material respects.

The opinion expressed herein is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (including Temporary and Proposed Regulations) promulgated thereunder, existing judicial authority, and current administrative rulings and procedures issued by the Internal Revenue Service and the judicial and administrative interpretations thereof, each as published as of the date hereof, all of which are subject to change, with or without retroactive effect, by legislation, administrative action, or judicial decisions. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the letters from FFN, FSB, and MidSouth referred to above. Our opinion cannot be relied upon if any of the facts pertinent to the Federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the letters from FFN, FSB, and MidSouth referred to above are, or later become, inaccurate. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) that would cause any statement, representation or assumption herein to be no longer accurate. Finally, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

This opinion is being delivered to you solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including without limitation satisfying any conditions in the Merger Agreement) or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. Notwithstanding the previous sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Material United States Federal Income Tax Consequences of the Merger.” In giving such consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Sincerely,

/s/ BAKER DONELSON BEARMAN

CALDWELL & BERKOWITZ, PC